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                                                                  EXHIBIT 99 (c)

                        HOUSTON INDUSTRIES ENERGY, INC.
                 LONG-TERM PROJECT INCENTIVE COMPENSATION PLAN

                   (As Established Effective January 1, 1994)


                                Third Amendment


                 Houston Industries, Incorporated, a Texas corporation, having established the Houston Industries Energy, Inc. Long-Term Project Incentive Compensation Plan, effective January 1, 1994 (the "Plan"), and having reserved the right under Article XIV thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 1997, as follows:

                 1.       The definition of "Personnel Committee" appearing in
Article II is deleted in its entirety and the following definition shall be added:

                 "Compensation Committee: The Compensation Committee of the Board of Directors."

                 2. The second sentence of Article VIII.A is hereby amended in its entirety to read as follows:

         "This Award shall be designated as the 'Long-Term Award.'"

                 3.       The following shall be added to the end of Article
IX.A(1):

         "No Annual Awards shall be made after December 31, 1996."

                 4. The second sentence of Article IX.B shall be amended in its entirety to read as follows:

         "Long-Term Awards (including any Long-Term Awards previously awarded under the Plan) will be paid as soon as practicable after the close of three years after the Plan Year to which they relate, upon the Compensation Committee's determination that the Performance Goals previously established with respect to such Award have been satisfied and subject to the remaining provisions of this Article IX."

                 5. Terms used in this Amendment and not defined herein are used herein as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such


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as "hereof" and "Herein") are amended to refer to the Plan as amended by this
Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                 IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 5th day of June, 1997, but effective as of the date herein stated.

                                       HOUSTON INDUSTRIES INCORPORATED


                                       By     /s/ R. S. LETBETTER
                                         -------------------------------------

ATTEST:

/s/ R. B. DAUPHIN
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